FOR IMMEDIATE RELEASE

Contact:
Alan Caminiti
(914) 701-8400

Polar Air Cargo, Inc. Plans Expanded Asian Presence
After Tentative Award of Air Rights to China

PURCHASE, N.Y., September 7, 2004 — Polar Air Cargo, Inc. (Polar) is moving forward with plans to broaden significantly its market presence in Asia after being tentatively selected by the U.S. Department of Transportation (DOT) as the next U.S. carrier to be designated under the recently signed aviation agreement with China. The decision issued by the DOT also tentatively grants Polar the right to conduct six weekly flights to mainland China this year, expanding to nine frequencies in 2005.

Polar intends to provide transpacific, all-cargo service on a round-trip basis with B-747 freighters between the U.S. cities of New York, Chicago, Los Angeles, Miami and Anchorage, on the one hand, and the Chinese city of Shanghai, on the other. The service would also operate through Polar’s hub in Seoul, Korea, permitting connecting service between China and multiple points in Asia, Europe, and South America served by Polar’s global network.

The new designation and frequencies were fiercely and broadly contested by seven U.S. air carriers due to the significant size of the China air-cargo market and the very restricted number of carriers allowed entry under the U.S.-China air service agreement. The next all-cargo designation will likely not become available until 2007.

“We are extremely gratified by the DOT’s decision”, said Jeffrey H. Erickson, President and Chief Executive Officer of Atlas Air Worldwide Holdings, Inc., (AAWW) Polar’s parent Company. “Both regionally and globally, China has become the market to serve. It is already the largest transoceanic trading partner of the United States, and all projections indicate that it will continue to be the fastest-growing U.S. airfreight market for the next two decades. The DOT’s tentative decision will allow Polar to serve China today and, as importantly, to grow with the market in the future.”

Consistent with its stated commitment to enable the use of these rights as soon as possible, the DOT has indicated its intent to make its decision final promptly, subject to consideration of any objections that may be filed.

Polar Air Cargo Inc., a wholly owned subsidiary of AAWW, operates a fleet of Boeing 747 freighters on a time-definite, cost-effective, scheduled service connecting Asia, Europe, Australia, and the Americas. Learn more at www.polaraircargo.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the companies) that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products; pending and future litigation; the commencement of public trading and market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law.

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